PART II - EXHIBIT 23
                                                     --------------------





                            CONSENT OF COUNSEL


     We consent to the incorporation by reference of our opinions contained in Part II, Item 1, "Legal Proceedings", of this Quarterly Report on Form 10-Q of American Brands, Inc. into (a) Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (Registration No. 33-13363) relating to the Profit-Sharing Plan of American Brands, Inc., the Registration Statement on Form S-8 (Registration No. 33-45869) relating to the Profit-Sharing Plan of The American Tobacco Company and the Registration Statement on Form S-8 (Registration No. 33-39855) relating to the 1990 Long-Term Incentive Plan of American Brands, Inc., and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039 and 33-3985) of
American Brands, Inc.



                                             CHADBOURNE & PARKE





30 Rockefeller Plaza
New York, New York  10112
August 11, 1994